     As filed with the Securities and Exchange Commission on September 10, 1999
                                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       AMERICAN PHYSICIAN PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   75-2648089
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

 3600 Chase Tower, 2200 Ross Avenue
           Dallas, Texas                                 75201
(Address of Principal Executive Offices)               (Zip Code)

             -----------------------------------------------------

                       AMERICAN PHYSICIAN PARTNERS, INC.
                       1996 STOCK OPTION PLAN, AS AMENDED

           THE NOTICE OF GRANT OF STOCK OPTION AND OPTION AGREEMENTS
                 BETWEEN AMERICAN PHYSICIAN PARTNERS, INC. AND
                               VARIOUS EMPLOYEES
                            (Full title of the Plan)

             -----------------------------------------------------

                                 MARK L. WAGAR
                            CHIEF EXECUTIVE OFFICER
                        3600 CHASE TOWER, 2200 ROSS AVE.
                              DALLAS, TEXAS 75201
                    (Name and address of agent for service)

                                 (214) 303-2776
         (Telephone number, including area code, of agent for service)

             -----------------------------------------------------

                                With copies to:

         PAUL M. JOLAS                                   TOM D. HARRIS
        GENERAL COUNSEL                              HAYNES AND BOONE, LLP
       3600 CHASE TOWER                                 901 MAIN STREET
       2200 ROSS AVENUE                                   SUITE 3100
      DALLAS, TEXAS 75201                          DALLAS, TEXAS  75202-3789
        (214) 303-2776                                  (214) 651-5000

             -----------------------------------------------------


                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
     TITLE OF SECURITIES              AMOUNT           MAXIMUM OFFERING        PROPOSED MAXIMUM           AMOUNT OF
       TO BE REGISTERED         TO BE REGISTERED(1)    PRICE PER SHARE     AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock
   $.0001 par value...........       1,334,576            $7.8750(2)            $10,509,786(2)              $2,922

Common Stock
   $.0001 par value...........       2,402,381(3)         $7.0631(3)            $16,968,257(3)              $4,717
------------------------------------------------------------------------------------------------------------------------
       TOTAL:.................       3,736,957                --                $27,478,043                 $7,639
------------------------------------------------------------------------------------------------------------------------

(1) The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(2) The offering price per share, the aggregate offering price and the registration fee is calculated in accordance with paragraphs (c) and
     (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the Nasdaq National Market System on September 7, 1999 ($7.8750 per share).

(3) Represents shares of American Physician Partners, Inc. issuable upon the exercise of outstanding stock options previously granted under the 1996 Stock Option Plan at the weighted average exercise price for such outstanding options pursuant to Rule 457(h)(1).

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

                       AMERICAN PHYSICIAN PARTNERS, INC.

                        3,736,957 Shares of Common Stock


                                    PART II

              INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           American Physician Partners, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

                    a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Company's latest fiscal year;

                    b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 filed May 12, 1999;

                    c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

                    d) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1999 filed May 28, 1999;

                    e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 3, 1997, pursuant to Section 12 of the Exchange Act, together with an Amendment filed thereto on November 3, 1997, in which there is described the terms, rights and provisions applicable to the Company's outstanding common stock; and

                    f) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including under the Securities Act of 1933. The Company's amended and restated bylaws, as amended provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The amended and restated bylaws, as amended further provide that the rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

           The Company's restated certificate of incorporation, as amended provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the restated certificate of incorporation, as amended does not eliminate the duty of care, and in appropriate circumstances equitable remedies under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

           The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the restated certificate of incorporation, as amended and amended and restated bylaws, as amended. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company. The Company intends to maintain insurance against liabilities incurred by its officers and directors in defense of actions to which they are made parties by reason of their positions as officers and directors.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 is permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. For this undertaking with respect to indemnification, see Item 9 herein.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

Exhibit No.         Description of Exhibits

      4.1  -        Amendment to Restated Certificate of Incorporation of the
                    Company, filed as Exhibit 3.3 to Form 10-Q and incorporated by reference herein.

      4.2  -        Restated By-laws of the Company, as amended, filed as
                    Exhibit 3.2 to Form S-1 (333-30205) and incorporated by reference herein.

      4.3 Amendment No. 2 to Restated By-laws of the Company, filed as Exhibit 3.4 to Form 10-Q and incorporated by reference herein.

      4.4  -        Specimen Stock Certificate for the Common Stock of the
                    Company filed as Exhibit 4.1 to Form S-1 (333-30205) and incorporated by reference herein.

      4.5  -        American Physician Partners, Inc. 1996 Stock Option Plan,
                    filed as Exhibit 4.4 to Form S-4 (333-31611) and incorporated by reference herein.

      4.6  -        Amendment No. 1 to American Physician Partners, Inc. 1996
                    Stock Option Plan, filed as Exhibit 10.48 to Form 10-Q and incorporated by reference herein.

      4.7* -        Form of Notice of Grant and Option Agreement.

      5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

     23.1* -        Consent of Arthur Andersen, LLP, independent auditors.

     23.2* -        Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

-----------

*    Filed herewith


ITEM 9.    UNDERTAKINGS

           a.       The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                             (i)    to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will , unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of September, 1999.


                                         AMERICAN PHYSICIAN PARTNERS, INC.


                                         By:     /s/ MARK L. WAGAR
                                                 -------------------------------
                                         Name:   Mark L. Wagar
                                         Title:  Chairman, President and Chief
                                                 Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark L. Wagar and Paul M. Jolas, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of September, 1999.

Signature                          Title
---------                          -----



/s/ MARK L. WAGAR
-----------------------------      Chairman, President, Chief Executive Officer
Mark L. Wagar                      and Director


/s/ SAMI S. ABBASI
-----------------------------      Chief Financial Officer (Principal Financial
Sami S. Abbasi                     Officer), Senior Vice President


/s/ DAVID W. YOUNG
-----------------------------      Controller (Principal Accounting Officer)
David W. Young

Signature                          Title
---------                          -----


/s/  JOHN W. COLLOTON
-----------------------------      Director
John W. Colloton


/s/  JOHN PAPPAJOHN
-----------------------------      Director
John Pappajohn


/s/  DERACE L. SCHAFFER, M.D.
-----------------------------      Director
Derace L. Schaffer, M.D.


/s/  LESS T. CHAFEN, M.D.
-----------------------------      Director
Less T. Chafen, M.D.


/s/  MICHAEL L. SHERMAN, M.D.
-----------------------------      Director
Michael L. Sherman, M.D.

                                 EXHIBIT INDEX

Exhibit No.         Description of Exhibits
-----------         -----------------------

      4.1  -        Amendment to Restated Certificate of Incorporation of the
                    Company, filed as Exhibit 3.3 to Form 10-Q and incorporated by reference herein.

      4.2  -        Restated By-laws of the Company, as amended, filed as
                    Exhibit 3.2 to Form S-1 (333-30205) and incorporated by
                    reference herein.

      4.3 Amendment No. 2 to Restated By-laws of the Company, filed as Exhibit 3.4 to Form 10-Q and incorporated by reference herein.

      4.4  -        Specimen Stock Certificate for the Common Stock of the
                    Company filed as Exhibit 4.1 to Form S-1 (333-30205) and
                    incorporated by reference herein.

      4.5  -        American Physician Partners, Inc. 1996 Stock Option Plan,
                    filed as Exhibit 4.4 to Form S-4 (333-31611) and
                    incorporated by reference herein.

      4.6  -        Amendment No. 1 to American Physician Partners, Inc. 1996
                    Stock Option Plan, filed as Exhibit 10.48 to Form 10-Q and incorporated by reference herein.

      4.7* -        Form of Notice of Grant and Option Agreement.

      5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

     23.1* -        Consent of Arthur Anderson, LLP, independent auditors.

     23.2* -        Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

-----------

*    Filed herewith